Exhibit 4.7

Resale Registration Agreement

November 3, 2010

AboveNet, Inc.
360 Hamilton Avenue
White Plains, New York  10601

Dear Sirs:

Reference is made to the Registration Rights Agreement, dated as of March 1, 2004, by and among the AboveNet, Inc. (the “Company”) and the security holders listed on Schedule I thereto (the “March 2004 Agreement”), pursuant to which the Company provided Franklin Mutual Advisers, LLC (“FMA”) and certain other holders of the Company’s securities certain registration rights.  In consideration of the covenants and agreements set forth in this Resale Registration Agreement (this “Agreement”), including the Company’s agreement, on the terms and subject to the conditions set forth herein, to register the shares of Company common stock, par value $0.01 per share (“Common Stock”), requested to be registered (the “Shares”) by the advisory clients of FMA listed on Schedule A hereto (collectively, the “Selling Stockholders”), the parties hereto agree as follows:

SECTION 1.  Registration.

(a)           Request for Registration.  The Company is in receipt of the written requests from the Selling Stockholders in the form of  completed Selling Stockholder Questionnaires, a copy of which is annexed hereto as Annex A (a “Questionnaire”), and the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (the “Registration Statement,” which term shall include any successor registration statement on Form S-3 or Form S-3ASR and all amendments and supplements thereto), promptly after the date of this Agreement, for an offering to be made pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), covering such number of Shares as requested by the Selling Stockholders in their Questionnaires.  Such Registration Statement, together with any required post-effective amendments thereto, shall be the only registration statement required to be filed under this Agreement.  Provided that the Company is eligible to use Form S-3 and subject to the Blackout Periods (defined below), the Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of such date when (i) all Shares have been sold, (ii) any unsold Shares may thereafter be sold pursuant to Rule 144 under the Securities Act without any volume or method of sale restrictions, or (iii) the Common Stock is no longer publicly traded.  Upon the Company’s request from time to time, the Selling Stockholders shall provide the Company with information reasonably requested regarding the sale of Shares.

(b)           Plan of Distribution.  The Selling Stockholders’ initial plan of distribution for inclusion in the Registration Statement is set forth in Annex B hereto.  The Selling Stockholders agree to promptly notify the Company of any inaccuracies or changes in such information.

(c)           Waiver under March 2004 Agreement; Termination.  Subject to the other conditions set forth in this Agreement, FMA and each of the Selling Stockholders hereby waive, on behalf of themselves and their successors and assigns, all rights under the March 2004 Agreement.  The Company may, at any time prior to the filing of the Registration Statement with the Commission, terminate this Agreement by delivering to FMA a written notice of termination, and the Company shall be entitled to terminate the Registration Statement following its filing with the Commission if the Company determines that, due to any change in any applicable law or regulation (or any interpretation thereof by any competent court or agency), maintaining the Registration Statement would be materially burdensome to the Company.  In the event that the Company terminates this Agreement or terminates the Registration Statement in accordance with the foregoing provision, FMA’s and the Selling Stockholders’ waivers of rights under the March 2004 Agreement shall be null and void.

(d)           Notification of Distributions.  No Selling Stockholder shall engage in a “distribution” (within the meaning of Regulation M under the Securities Exchange Act of 1934, as amended) of Shares unless such Selling Stockholder shall have provided the Company with written notice of such distribution at least 10 business days prior to the commencement thereof.

           SECTION 2.  Additional Registration Procedures.  If any Shares are to be registered pursuant to Section 1 hereof, the Company shall:

(a)           prior to the filing described above in Section 1(a), furnish to FMA drafts of the Registration Statement and any future amendments or supplements thereto and any prospectus forming a part thereof and such other documents as FMA may reasonably request, which documents may be reviewed by counsel representing the Selling Stockholders;

(b)           notify FMA when any post-effective amendment or supplement or any prospectus forming a part of the Registration Statement has been filed with the Commission;

(c)           provide FMA with copies of all written communications between the Company and the Commission relating to the Registration Statement;

(d)           use its commercially reasonable efforts to cause all of the Shares to be listed on the New York Stock Exchange;

(e)           furnish to the Selling Stockholders such number of copies of the prospectus included in the Registration Statement and such other documents the Selling Stockholders may reasonably request in order to facilitate the disposition of the Shares; and

(f)           at any time when a prospectus relating thereto is required to be delivered under the Securities Act, notify the Selling Stockholders promptly upon the Company’s becoming aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and file with the Commission (subject to the Company’s rights under Section 3 below), such amendments or supplements to any Registration Statement as may be necessary to correct any such statements or omission.

SECTION 3.  Blackout Periods.  The Company shall have the right to (a) delay the filing or effectiveness of the Registration Statement required pursuant to Section 1 hereof or (b) suspend the availability of the Registration Statement required pursuant to Section 1 hereof and the related prospectus during such period as shall be reasonably necessary (each, a “Blackout Period”) in the event of (i) the issuance by the Commission of a stop order with respect to the Registration Statement or the initiation of proceedings with respect to the Registration Statement under the Securities Act,  (ii) the occurrence of any event or the existence of any fact as a result of which (A) the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the prospectus shall contain any untrue statement of a material fact or omit to statement any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the occurrence or existence of any pending material financing, acquisition, corporate reorganization, divestiture or other material transaction (which may include purchases by the Company of shares of its Common Stock pursuant to a stock repurchase program or otherwise), including without limitation any such event that may (A) interfere with or affect the negotiation or completion of any material transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction at the time the right to suspend is exercised) or (B) involve initial or continuing disclosure obligations that may not be in the best interest of the Company or its stockholders, that, in the reasonable discretion of the Company, makes it appropriate to delay the filing or effectiveness or suspend the availability of any Registration Statement and the related prospectus.  The Company shall promptly give the Selling Stockholders notice of such determination.

Upon notice by the Company to the Selling Stockholders of any such determination, each Selling Stockholder shall keep the fact of any such notice strictly confidential, and during any Blackout Period, promptly halt any offer, sale, trading or transfer by it of any Shares pursuant to the Registration Statement for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering any Shares for the duration of the Blackout Period and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such prospectus or prospectus supplement.

Notwithstanding anything in this Section 3 to the contrary, in no event shall any Blackout Period extend for more than one hundred eighty (180) days, and in no event shall there be Blackout Period(s) covering more than one hundred eighty (180) days in any twelve (12) month period.  If the occurrence of a Blackout Period causes the effectiveness of the Registration Statement to lapse, and any Shares remain unsold (and cannot be sold thereafter without any volume or method of sale restrictions), the Company shall use its commercially reasonable efforts to cause, as expeditiously as possible following the end of the Blackout Period, a Registration Statement covering the unsold Shares to become effective.  So long as the Company uses commercially reasonable efforts to cause any Blackout Period to end as promptly as possible, the previous sentence shall be the exclusive remedy for any breach of any provision of this Section 3.

SECTION 4.  Indemnification.

(a)           Indemnification by the Company.  The Company shall indemnify, defend and hold harmless the Selling Stockholders, each other Person (as defined below), if any, who controls such Selling Stockholders within the meaning of Section 15 of the Securities Act, and their respective directors, officers, agents, partners, managers, members, employees and representatives (collectively, “Indemnitees”) from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnitee may become subject under the Securities Act, any other statute, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse each such Indemnitee for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to any Indemnitee to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon information furnished to the Company in writing by or on behalf of such Indemnitee; and provided further, that the Company shall not be liable to any Indemnitee that sells Shares to the Person asserting such claim if a copy of the final prospectus was not sent or given to such Person, as the same may be then supplemented or amended, at the time of or prior to the written confirmation of the sale of Shares if such statement or omission was corrected in such final prospectus.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnitee and shall survive the transfer of the Shares of each Indemnitee.  For purposes of this Agreement, a “Person” is any individual, firm, corporation, partnership, limited liability company, trust, joint venture or other entity, and shall include any successor (by merger or otherwise) and any permitted assigns of such entity.

(b)           Indemnification by the Selling Stockholder.  Each Selling Stockholder that includes any Shares in the Registration Statement shall indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and their respective directors, officers, agents, partners, managers, members, employees and representatives from and against any losses, claims, damages or liabilities, joint or several, to which such Person may become subject under the Securities Act, any other statute, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, in reliance upon information furnished to the Company in writing by or on behalf of such Selling Stockholder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee or controlling Person and shall survive the transfer by the seller of the securities of the Company being registered. Notwithstanding the foregoing, the Selling Stockholder’s liability under this Section 4(b) with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from the Shares sold in such registration.

(c)           Contribution. If the indemnification provided for in Section 4(a) or Section 4(b) above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions or violations which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If the allocation provided in this Section 4(c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by the Company and the Selling Stockholder from the sale of the Shares.

The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)           Indemnification Procedures. Any person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that, the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as provided above, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with outside counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) have been advised by counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

 (e)           Payments. The indemnification required by this Section 4 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

SECTION 5.  Expenses.  The Selling Stockholders shall pay all fees and expenses in connection with the Registration Statement and any sales of Shares, including, without limitation, all registration fees, printing fees, all fees and disbursements of counsel to the Selling Stockholders and any fees and disbursements of underwriters including underwriting discounts, agent fees and commissions, if any; provided, however, that the fees and disbursements of the Company’s counsel and accountants shall be paid by the Company.

SECTION 6.                                Miscellaneous.

(a)           Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by facsimile as follows:

if to the Selling Stockholders:

c/o Franklin Mutual Advisers, LLC
101 John F. Kennedy Parkway
Short Hills, NJ 07078
Attention:  Bradley Takahashi
Telephone:  973-912-2152
Facsimile: 973-912-0646

if to the Company:

AboveNet, Inc.
360 Hamilton Avenue
White Plains, NY 10601
Attention:  General Counsel
Telephone:  (914) 421-6700
Facsimile: (914) 421-6793

with a copy to:

Wiggin and Dana LLP
450 Lexington Avenue
New York, New York  10017
Attention:  Scott L. Kaufman
Telephone:  212-490-1700
Facsimile:  212-490-0536

All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile in each case delivered or sent (properly addressed) to such party as provided in this Section 6(a) or in accordance with the latest unrevised direction from such party given in accordance with this Section 6(a).

(b)           Assignment.  The Agreement and the rights, interests and obligations hereunder shall not be assignable or transferable by any party to this Agreement without the prior written consent of the other parties.

(c)            No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto, any legal or equitable rights hereunder.

(d)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to depart from the provisions hereof may not be given without the prior written consent of all parties hereto.

(e)           Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement.

(f)           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(g)           Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or PDF), each of which shall constitute an original but all of which when taken together shall constitute but one agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

(h)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles of such state.

[Remainder of page intentionally left blank.  Signature pages follow.]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this shall constitute a binding agreement among the Company, FMA and each of the Selling Stockholders.

Very truly yours,

FRANKLIN MUTUAL ADVISERS, LLC

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

MUTUAL BEACON FUND

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

MUTUAL GLOBAL DISCOVERY FUND
(F/K/A MUTUAL DISCOVERY FUND)

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

MUTUAL EUROPEAN FUND

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

MUTUAL QUEST FUND
(F/K/A MUTUAL QUALIFIED FUND)

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

Signature Pages to Resale Registration Agreement

MUTUAL SHARES FUND

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

MUTUAL GLOBAL DISCOVERY SECURITIES FUND
(F/K/A MUTUAL DISCOVERY SECURITIES FUND)

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

MUTUAL SHARES SECURITIES FUND

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

MUTUAL BEACON FUND (CANADA)

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

FRANKLIN MUTUAL RECOVERY FUND

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

Signature Pages to Resale Registration Agreement

MUTUAL RECOVERY FUND, LTD.

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

FRANKLIN MUTUAL BEACON FUND

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

FRANKLIN MUTUAL SHARES FUND

By:  /s/ Bradley Takahashi

Name:  Bradley Takahashi
Title:  Vice President

The foregoing Resale Registration Agreement
is hereby confirmed and accepted as of the
date first written above.

ABOVENET, INC.

By:  /s/ Robert Sokota

Name:  Robert Sokota
Title:  Senior Vice President and General Counsel

Signature Pages to Resale Registration Agreement

ANNEX A

FORM OF SELLING STOCKHOLDER QUESTIONNAIRE

AboveNet, Inc.

Selling Stockholder Questionnaire

The undersigned beneficial owner (the “Selling Stockholder”) of common stock (the “Common Stock”) of AboveNet, Inc., a Delaware corporation (the “Company”), understands that the Company intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of shares of Common Stock beneficially owned by the Selling Stockholder and certain other holders of Common Stock (the “Shares”), in accordance with the terms of the Agreement, dated ________ __, 2010, between the Company, the Selling Stockholder and the other parties thereto (the “Resale Registration Agreement”) to which this document is annexed.

In order to sell or otherwise dispose of any Shares pursuant to the Registration Statement, a holder of Shares generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Shares and be bound by the provisions of the Resale Registration Agreement.  Holders must complete and deliver this Questionnaire in order to be named as selling stockholders in the Prospectus.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the Prospectus.  Accordingly, holders and beneficial owners of Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the Prospectus.

ELECTION TO INCLUDE SHARES

The undersigned Selling Stockholder hereby elects to include __________ Shares owned by it in the Registration Statement.

The undersigned Selling Stockholder hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which the Shares are held:

(c)	State the names of any parties with whom the Selling Stockholder shares voting or investment power with respect to any of the Company securities beneficially owned or state “None.”

(d)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes                         No   

(b)	If you answered “yes” to Question 3(a), did you receive your Shares as compensation for investment banking services to the Company?

Yes                         No   

Note:	If you answered “yes” to Question 3(a) and “no” to Question 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes                         No   

(d)
If you are an affiliate of a broker-dealer, do you certify that you purchased the Shares in the ordinary course of business, and at the time of the purchase of the Shares to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Shares?

Yes                         No   

Note:	If you answered “no” to Question 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a)	Type and Amount of other Company securities beneficially owned by the Selling Stockholder:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned Selling Stockholder nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Plan of Distribution:

The undersigned Selling Stockholder has reviewed the form of Plan of Distribution attached as Annex B to the Resale Registration Agreement, and hereby confirms that the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

* * * * *

The undersigned Selling Stockholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof.  All notices hereunder and pursuant to the Resale Registration Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below.  In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Questionnaire.

By signing below, the undersigned Selling Stockholder understands and agrees that it will be bound by the terms and conditions of the Resale Registration Agreement and this Questionnaire.  By signing below, the undersigned Stockholder consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned Selling Stockholder understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered as of the date specified below.

Date: ____________ __, 2010

By:

Name:
Title:

PLEASE RETURN A COMPLETED QUESTIONNAIRE BY EMAIL TO RSOKOTA@ABOVE.NET AND BY REGULAR MAIL TO:

Robert Sokota
AboveNet, Inc.
360 Hamilton Avenue
White Plains, New York  10601

ANNEX B

FORM OF PLAN OF DISTRIBUTION

Plan of Distribution

General

The selling stockholders may sell the shares of our common stock covered by this registration statement from time to time on the New York Stock Exchange or otherwise using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the shares;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.  Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate.  If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account.  The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions.  Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities.  To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities.  Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the shares will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the shares offered if any of the shares are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholders may also sell shares of our common stock from time to time through agents.  We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required.  These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell shares of our common stock directly to purchasers.  In this case, they may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the selling stockholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.  If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of any sale of our common stock and we are not aware of any plans, arrangements or understandings regarding any such sales.  We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus.  In addition, we cannot assure you that the selling stockholders will not transfer the shares of our common stock by other means not described in this prospectus.  Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them.  The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders.  The number of shares a selling stockholder is offering under this prospectus will decrease as and when it takes such actions.  The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.  In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers.  A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder which is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders.  In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution.  A selling stockholder that is an individual may make gifts of shares of common stock covered hereby.  Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

FMA and the selling stockholders requested that we file this registration statement pursuant to the Resale Registration Agreement in order to reduce administrative issues that the selling stockholders face as investment companies registered with the Securities and Exchange Commission.  Pursuant to the Resale Registration Agreement, we have agreed to indemnify the selling stockholders against certain liabilities under the Securities Act and to contribute with respect to certain payments the selling stockholders may be required to make, and in the future we and the selling stockholders may enter agreements under which we and they may indemnify underwriters, dealers and agents who participate in the distribution of our common stock against certain liabilities under the Securities Act, and to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for and purchase the securities.  As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities.  These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.  If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock.  In addition, we make no representation that the any party will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

SCHEDULE A

SELLING STOCKHOLDERS

Mutual Beacon Fund

Mutual Global Discovery Fund (f/k/a Mutual Discovery Fund)

Mutual European Fund

Mutual Quest Fund (f/k/a Mutual Qualified Fund)

Mutual Shares Fund

Mutual Global Discovery Securities Fund (f/k/a Mutual Discovery Securities Fund)

Mutual Shares Securities Fund

Mutual Beacon Fund (Canada)

Franklin Mutual Recovery Fund

Mutual Recovery Fund, Ltd.

Franklin Mutual Beacon Fund

Franklin Mutual Shares Fund